Exhibit 99.6

SHAREHOLDERS AGREEMENT

by and among

THE SHAREHOLDERS IDENTIFIED HEREIN

dated as of

November 3, 2022

i

SHAREHOLDERS AGREEMENT

This Shareholders Agreement, dated as of November 3, 2022 (including all exhibits and schedules attached hereto, this “Agreement”), is entered into by and among the following parties (each, a “Party” and, collectively, the “Parties”):

(a)	The members of the ad hoc group (the “Parent GUC Ad Hoc Group”) of LATAM Airlines Group S.A. (“LATAM Parent” or the “Company”) claimholders listed on Schedule I attached hereto (each, a “Parent GUC Ad Hoc Group Shareholder” and, together, the “Parent GUC Ad Hoc Group Shareholders”);

(b)	Costa Verde Aeronáutica S.A., Inversiones Costa Verde Ltda y Cia en Comandita por Acciones and Costa Verde Inversiones Financieras S.A. (collectively, “Costa Verde”), Delta Air Lines, Inc. (“Delta”), and Qatar Airways Investment (UK) Ltd. (“Qatar”, and together with Costa Verde and Delta, the “Supporting Shareholders”).

RECITALS

WHEREAS, pursuant to certain resolutions adopted in a shareholders meeting of LATAM Parent held on July 5, 2022, the capital of LATAM Parent was increased through the issuance of 73,809,875,794 new ordinary shares of LATAM Parent (“New Ordinary Shares”), $1,257,002,540 in principal amount of New Convertible Notes Class A, $1,372,839,695 in principal amount of New Convertible Notes Class B and $6,863,427,289 in principal amount of New Convertible Notes Class C, which New Convertible Notes are, in the aggregate, convertible into 531,991,409,513 ordinary shares of LATAM Parent (the “New Back-Up Shares” and together with the New Ordinary Shares, collectively, the “New Shares”).

WHEREAS, as of the date hereof, according to the A&R Bylaws, the capital stock of LATAM Parent is $13,439,534,676.04, divided into 606,407,693,000 ordinary shares with no par value.

WHEREAS, as of the date hereof, on an as-converted basis (assuming conversion of all New Convertible Notes), and including the Shares (as defined below) owned by the Parties as of the date hereof, (i) the Supporting Shareholders would collectively own approximately 27% of the issued and outstanding Shares and (ii) the Parent GUC Ad Hoc Group Shareholders would collectively own approximately 65% of the issued and outstanding Shares.

WHEREAS, the Parties deem it in their best interest to set forth in this Agreement certain rights and obligations in connection with their investment in LATAM Parent, including certain rules in connection with the composition and operation of the Board.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions[1]

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings. No Party shall be deemed to be an Affiliate of LATAM Parent solely by virtue of being a Party to this Agreement.

____________________________

[1] Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in that certain Restructuring Support Agreement, dated as of November 26, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “RSA”) executed among the Supporting Shareholders, the Parent GUC Ad Hoc Group Shareholders, the Debtors party thereto and the other Persons party thereto from time to time.

1

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“A&R Bylaws” means the bylaws of LATAM Airlines Group S.A., in effect as of the Effective Date and, as amended, modified, supplemented or restated from time to time.

“Board” has the meaning set forth in Section 2.01.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the Borough of Manhattan, City of New York or in the city of Santiago, Chile.

“Chilean Corporations Act” means Chilean law No. 18.046 or Ley sobre Sociedades Anónimas.

“Company” has the meaning set forth in the preamble.

“Director” has the meaning set forth in Section 2.01.

“Disqualified Person” means a person who: (i) has been convicted or has any charges currently pending for any offense (other than motoring or minor offenses) including any offense involving fraud, dishonesty or breach of applicable securities, corporations, anti-trust or tax laws which would reasonably be expected to have, individually or in the aggregate, an adverse effect on LATAM Parent, its subsidiaries or LATAM Parent’s or its subsidiaries’ reputation, in each case, in any material respect; (ii) is prohibited by the Chilean Corporations Act from being a Director, officer or manager of a company; or (iii) is at the applicable time subject to any material criminal, regulatory or administrative investigation or proceeding in relation to any such matter set out in clause (i) or (ii) above which has either been publicly announced or in respect of which written notice has been given to the affected person and which would reasonably be expected to have, individually or in the aggregate, adverse effect on LATAM Parent, its subsidiaries or LATAM Parent’s or its subsidiaries’ reputation, in each case, in any material respect.

“Effective Date” means the date that this Agreement is executed by the parties hereto.

“Emergency Circumstances” has the meaning set forth in Section 2.07(i).

“Full Recovery” has the meaning set forth in Section 3.01.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Independent Director” has the meaning set forth in Section 2.05(ii).

“Initial Term” has the meaning set forth in Section 2.02(i).

“Liquidation Event” means, with respect to any Person, a wind-down, liquidation, dissolution, reorganization or other distressed business or asset restructuring or reorganization whether in-court or out of court, and if in-court, pursuant to either a voluntary or involuntary proceeding, whether under the US Bankruptcy Code, under Chilean law No. 20,720, or any other similar statute or proceeding, whether in the United States, Chile or otherwise.

2

“Liquidation Event Distribution” has the meaning set forth in Section 3.01.

“Meeting Notice” has the meaning set forth in Section 2.07.

“Person” means an individual, company, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, foundation, association or other entity.

“Relevant Exchange” means the Santiago Stock Exchange, and, solely with respect to a sponsored ADS program or otherwise, the New York Stock/NASDAQ Exchange and/or any other stock exchange agreed to by the Parent GUC Ad Hoc Group.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of the date hereof, by and among LATAM Parent and the Shareholders named therein, as such agreement may be amended, modified, supplemented or restated in accordance with its terms.

“Shareholder” means any shareholder who is a Party to this Agreement.

“Shares” means ordinary shares of LATAM Parent, whether held directly or indirectly in the form of American Depositary Shares.

Article II

Management and Operation

Section 2.01      Management by Board of Directors.

(i)         The business and affairs of LATAM Parent shall be managed by or under the direction of a board of directors (the “Board”) consisting of nine (9) members (each, a “Director”). The Parties will use all reasonable best efforts necessary to ensure that the Board is constituted in accordance with this Article II. For the avoidance of doubt, nothing herein shall be intended to impose an obligation on one or more Shareholders to buy additional Shares, to hold Shares or to refrain from selling or otherwise dispose of, or deal in Shares.

(ii)        Each of the Parent GUC Ad Hoc Group Shareholders and the Supporting Shareholders, as applicable, shall instruct, and use all reasonable best efforts to cause, the Director(s) nominated by them, and accordingly, LATAM Parent, as applicable, to act in accordance with and take the actions contemplated by this Agreement, including Article II, and the Shareholders shall provide a copy of this Agreement to each Director nominated by them.

Section 2.02      Appointment of Directors

(i)         For a two (2) year term commencing as of the date of the first shareholders’ meeting following the Effective Date (the “Initial Term”), the Parties shall vote their Shares (or, if applicable, direct the Depositary under LATAM Parent’s ADS program, to vote a corresponding number of Shares), at a duly called meeting (and will each use all reasonable best efforts to cause the Company to promptly call such meeting), including Shares acquired after the date of this Agreement and Shares for which a Party serves as proxy, at all applicable shareholders meetings, so that the Board, as soon as reasonably practicable following the date of this Agreement, but in no event later than fifteen (15) days after the Effective Date (such period the “Interim Period”), will be comprised of: (i) five (5) Directors, including the vice-chairman, nominated by the Parent GUC Ad Hoc Group Shareholders; and (ii) four (4) Directors, including the chairman, who shall be a Chilean national, nominated by the Supporting Shareholders (the “Initial Board”). In accordance with the A&R Bylaws, the Initial Board shall be appointed for a period of two (2) years following the date of its appointment. With respect to the four (4) Directors to be nominated by the Supporting Shareholders, one (1) Director shall be nominated by Delta, one (1) Director shall be nominated by Qatar, and the remaining two (2) Directors shall be nominated by Costa Verde.

(ii)        During the Interim Period, the Supporting Shareholders shall use reasonable best efforts to cause the existing Directors nominated by them to refrain from (A) approving (and, if requested, reject) any material agreements between LATAM Parent and/or its Affiliates, on the one hand, and (I) any Supporting Shareholder and/or (II) any controlled Affiliate of any Supporting Shareholder, on the other hand, in each case outside of the ordinary course of business; provided, that in any case, such agreements and approval thereof shall comply with Title XVI of the Chilean Corporations Act, even if it would not ordinarily apply, or (B) taking any other action outside of the ordinary course of business that could reasonably be expected to have a material and adverse effect on the business of the Company after the Effective Date, except for those actions or agreements expressly contemplated under the Plan.

3

(iii)       None of the Parties may nominate any person as Director if such person is a Disqualified Person. The Board may require any Director to resign if, the Board determines (acting reasonably), such Director is or has become a Disqualified Person. If a Director nominated by a Party or Parties is required to resign pursuant to this Section 2.02(iii), such Party or Parties shall be entitled to nominate and cause the appointment of a replacement Director upon such resignation becoming effective, and the other Parties shall instruct and, use reasonable best efforts to cause, their respective nominees to vote in favor of the appointment of the Director nominated by the corresponding Party or Parties.

(iv)       During the Initial Term, each Party shall vote (or, if applicable, direct the Depositary under LATAM Parent’s ADS program, to vote a corresponding number of Shares) all of its Shares that it is entitled to vote at applicable meetings, or execute proxies or written consents, as the case may be, and take all other reasonably necessary actions (including causing the Company to call a special meeting of shareholders or causing the chairman to call a special meeting of the Board) in order to ensure that the composition of the Initial Board is and remains during the Initial Term as set forth in this Section 2.02.

(v)        Subsequent appointments of Directors after the conclusion of the Initial Term shall be made in accordance with the Chilean Corporations Act and the A&R Bylaws, and thereafter the Parties will only have customary rights under the Chilean Corporations Act and the A&R Bylaws for the nomination, appointment, or removal of Board members, provided, that, in the event of a breach of this Agreement, the Initial Term shall be tolled until such time as the breach is cured.

Section 2.03      Removal of Directors. Resignation or Vacancy of Directors.

(i)         Each Party or Parties may at any time during the Initial Term request the resignation of any Director nominated by it or them, as applicable, and request the appointment of another Director in his or her place. Except as otherwise expressly set forth in this Agreement, or as mandatorily required under Applicable Law, a Director may only be required to resign by his or her nominating Party or Parties. In the event any Party or Parties requires the resignation of any Director nominated by it or any Director is otherwise required under the Chilean Corporations Act to be removed from the Initial Board and such Director does not resign, then upon the request of the Party or Parties that nominated such Director, the Parties shall cause the Company to call a special meeting of shareholders for the purpose of removing all Directors and re-electing the entire Board to ensure that the composition of the Initial Board is as set forth in Section 2.02. After the resignation of a Director, the Parties shall cause the chairman to call a special meeting of the Board to appoint a Person in replacement of the resigned Director and, for the avoidance of doubt, Section 2.02(iv) shall apply with respect to the replacement of such Director.

(ii)        In the event any Director resigns or is no longer able to serve as such (including death or incapacity), the Party or Parties that nominated such Director shall have the right to nominate another Director in his or her place. The Parties shall cause the chairman to call a special meeting of the Board to effect such replacement and for the avoidance of doubt, Sections 2.02(iii) and 2.02(iv) shall apply with respect to the replacement of such Director to ensure that the composition of the Initial Board is as set forth in Section 2.02. After the appointment of a replacement Director, the entire Board shall be subject to re-election at the first ordinary shareholders meeting held after the appointment of the replacement Director and Section 2.02(iv) shall apply with respect to the election of the new Board to ensure that the composition of the Initial Board is as set forth in Section 2.02.

Section 2.04      Chairman and Vice Chairman.

The chairman of the Initial Board shall be a Chilean national and shall be appointed by the Board at the first meeting held after the election of the Initial Board. The Parties shall cause the Initial Board to nominate the Director jointly agreed by Qatar and Costa Verde as chairman. The Parties shall cause the Initial Board to nominate the vice-chairman at the first meeting held after the election of the Initial Board, from the Directors nominated by the Parent GUC Ad Hoc Group Shareholders.

Section 2.05      Board Committees.

(i)         The Initial Board may establish committees for any purpose and change the membership of, fill vacancies in, and increase or decrease the size of any such committee (except for the Statutory Committee (as defined below) which shall always be comprised of three (3) members) but at all times in accordance with the Chilean Corporations Act, the A&R Bylaws and any other applicable governing documents and applicable requirements, if applicable, of any Relevant Exchange; provided, such committees must be advisory in nature only and no committee of the Board shall have the power to approve or take any action on behalf of LATAM Parent or to otherwise bind the Board or LATAM Parent; provided further, that during the term of this Agreement all committees of the Board, including the Statutory Committee (as defined below), will be comprised by a majority of Directors nominated by the Parent GUC Ad Hoc Group Shareholders. During the term of this Agreement, at least one member of each committee of the Board shall be selected from among the Directors nominated to the Board by the Supporting Shareholders (or such Director’s successor, as duly appointed in accordance with the terms hereof).

4

(ii)        The Board shall create and maintain a committee pursuant to and solely as required by Article 50 bis of the Chilean Corporations Act, to be comprised of at least one (1) independent Director (as defined under Article 50 bis of the Chilean Corporations Act, an “Independent Director”) (the “Statutory Committee”), as well as any additional committees required to be created and maintained by a Relevant Exchange. During the term of this Agreement, a majority of the members of the Statutory Committee shall be appointed from the five (5) Directors nominated by the Parent GUC Ad Hoc Group Shareholders; provided, however, that, in addition, to the extent there is more than one (1) Independent Director, the majority of the Directors so appointed for the Statutory Committee shall be composed of Independent Directors of the Initial Board in accordance with the Chilean Corporations Act.

Section 2.06      Independent Board Members

(i)         Reserved.

(ii)        Nothing herein shall restrict the ability of the Directors nominated by the Parent GUC Ad Hoc Group Shareholders or the Supporting Shareholders to be nominated and elected as independent, for purposes of Article 50 bis of the Chilean Corporations Act.

Section 2.07      Board Proceedings

(i)         The Board shall hold regular meetings on the days and at the times it determines. In any case, it shall meet at least once a month and shall hold at least one (1) Board meeting annually in the United States of America. Meetings shall be summoned by email sent to all members of the Board, at the email address registered by each Director with the Company (the “Meeting Notice”), sent at least five (5) Business Days in advance of the date of the meeting, provided that an extraordinary meeting of the Board can be validly held on a shorter notice if (A) unanimously agreed by the Directors, (B) all Directors attend the meeting unless a Director attends the meeting solely for the purpose of protesting the meeting, or (C) in emergency situations which require Board action within a period of twenty-four (24) hours or less, such as a response to a natural disaster, declaration of emergency, outbreak or increase of hostilities, sabotage, act of war, terrorism, civil unrest, “act of God” or a matter of similar magnitude and urgency, or airline industry-specific emergency situation affecting the Company, such as a plane crash, labor stoppage by key personnel or technology failure impacting key operating systems, in respect of which expedited Board action would be customary and appropriate (“Emergency Circumstances”), all Directors receive the Meeting Notice (as confirmed by email read receipt) and no Director objects within twelve (12) hours of receiving such notice. No Meeting Notice will be required to the extent all the Directors are present (including by teleconference or video conference) at the meeting unless a Director attends solely for the purpose of protesting the meeting. Where a Board meeting is called pursuant to this Section 2.07, the chairman calling the meeting shall distribute to all other Directors an agenda, identifying in reasonable detail the issues to be considered by the Board at such meeting, which agenda must be distributed jointly with the Meeting Notice, or if no Meeting Notice is required, before the start of the meeting.

(ii)        The Company shall arrange for necessary translation services if required at any particular Board meeting at least 48 hours in advance of such Board meeting. To the extent reasonably practicable, and except as required in Emergency Circumstances, all materials for Board meetings, including the agenda and, if applicable, the Meeting Notice referred above, and resulting Board minutes, shall be provided and/or drafted in, English and Spanish and, in the case of materials, provided to the Board at least 48 hours in advance, but in any case no later than at the start of such meeting. All meetings of the Board shall be conducted in both English and Spanish so that all Directors are at all times apprised to the same extent of the matters being discussed at the meeting.

(iii)       Extraordinary meetings may be held through (i) the means determined by the Board, (ii) when they are convened specially by the chairman, and except in Emergency Circumstances, together with two (2) other Directors, provided that one (1) of those two (2) additional Directors requesting to convene the special meeting shall be the vice chairman, or (iii) when they are requested by an absolute majority of Directors. During the term of this Agreement, unless otherwise agreed by all of the Directors present at such extraordinary meeting (solely to the extent such Directors present include a majority of the Directors nominated by Parent GUC Ad Hoc Group Shareholders), no resolution or business is permitted to be passed or transacted at any extraordinary board meeting except as was identified in the agenda for such extraordinary meeting.

5

Section 2.08      Directors’ Compensation

(i)         Directors shall be entitled to receive such compensation and expense reimbursement as may be determined by the shareholders (at the suggestion of the Board, based on market rates) at a shareholders’ meeting from time to time in accordance with the Chilean Corporations Act; provided, however, that for the avoidance of doubt, Independent Directors shall not be restricted from receiving additional compensation for service on committees or other special roles, or other incentive compensation.

(ii)        The Parties shall direct their employees or Affiliates who are Directors to waive or donate to charity the portion of compensation attributable to incentives, if any, for the duration of the five-year term of this Agreement. The applicable Directors shall waive or provide instructions for the donation of such compensation in the first Board meeting held after the date of their respective appointments. Notwithstanding the foregoing, any director that is an employee of any shareholder or any shareholder affiliate will have the option, but not the obligation, to waive or donate to a charity of his or her choice, any or all of their compensation (base comp and any incentive comp, if any) in their sole discretion.

(iii)       LATAM Parent will reimburse all reasonable and documented fees, charges and expenses (including travel and related expenses) incurred by each Director in connection with: (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company.

Section 2.09      Insurance; Indemnification

(i)         LATAM Parent shall maintain, or arrange to be maintained, insurance for all Directors, to be provided on similar terms and amounts to existing policies, subject to insurance market conditions, but, in any case, consistent with market practice for companies such as LATAM Parent, as determined by the Initial Board.

(ii)        Each member of the Initial Board will also be granted additional comprehensive indemnification rights pursuant to a customary indemnification agreement to the fullest extent permissible by Chilean law, which will include (without limitation) customary order of recovery provisions.

Article III

Shareholder Protection Provisions

Section 3.01      Subordination Right.

For the first five (5) years after the date hereof, upon the occurrence of a Liquidation Event of LATAM Parent, recoveries of, or distributions to, the New Back-Up Shares held by the Supporting Shareholders (excluding distributions, recoveries, rights, or other treatment received pursuant to the exercise of preemptive rights, if any, on account of such New Back-Up Shares) (each, a “Liquidation Event Distribution”), delivered in exchange for the New Convertible Notes Class B, to the extent the conversion option thereunder is exercised, as of the date of the Liquidation Event of LATAM Parent shall be subordinated and junior to any Liquidation Event Distribution to any New Shares delivered in exchange for the New Convertible Notes Class A or New Convertible Notes Class C then held by the Parent GUC Ad Hoc Group Shareholders or their assignees who sign (or are required to sign) joinders in accordance with Section 6.08 (the “Senior Holders”), until the Senior Holders have recovered the entire amount of the capital represented by their New Shares pursuant to the A&R Bylaws (the “Full Recovery”). In furtherance of the foregoing and in connection therewith all subordinated Supporting Shareholders agree to transfer and, if applicable, shall cause their respective affiliates and subsidiaries to transfer or cause to be transferred such pro rata right to receive a Liquidation Event Distribution to the Senior Holders and, in connection therewith, each Supporting Shareholder shall (until a Full Recovery), instruct and/or cause LATAM Parent to pay any applicable Liquidation Event Distribution due to a Supporting Shareholder directly to the Senior Holders. If, prior to the Full Recovery, any of the Supporting Shareholders receives any Liquidation Event Distribution such payments shall be held in trust for the benefit of the Senior Holders and such Supporting Shareholders shall promptly remit (or cause to be promptly remitted), or deliver (or cause to be delivered), such Liquidation Event Distribution to the appropriate Senior Holders thereof in each case in the applicable proportions due and owing to the applicable Senior Holders.

6

The provisions of this Section 3.01 constitute a continuing agreement and shall (i) remain in full force and effect until this Agreement is terminated in accordance with Section 5.01, (ii) be binding upon each Supporting Shareholder and the other parties hereto and their respective successors, transferees and assignees, and (iii) inure to the benefit of, and be enforceable by, the Senior Holders. This Section 3.01 is a “subordination agreement” under Section 510(a) of the United States Bankruptcy Code or any similar provision of any other bankruptcy law, and shall be effective before, during and after the commencement of any insolvency or liquidation proceeding.

To the extent necessary under Applicable Law to effectuate the terms of this Section 3.01, the Supporting Shareholders further agree and irrevocably undertake to grant full authority, discretion and power of attorney over their respective pro rata rights to a Liquidation Event Distribution under Applicable Law and relating to their subordinated interests to such other applicable Senior Holders, in the form attached as Exhibit [1] hereto, and such Senior Holders shall retain any distribution or recovery that would otherwise have been received by the Supporting Shareholders, until the Senior Holders have received Full Recovery.

Nothing contained in this Shareholders Agreement shall be construed as a waiver of future preemptive rights that may correspond to a Shareholder, nor an obligation to waive or dispose in any manner any such preemptive rights.

Article IV

Representations and Warranties

Section 4.01      Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to the other Shareholders that:

(i)         Such Shareholder is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction.

(ii)        Such Shareholder has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of such Shareholder.

(iii)       This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Except as may be required in connection with Article II and except for filings, if any, with Governmental Authorities that may be made by Shareholders, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority that has not already occurred or been filed prior to the Effective Date.

(iv)       The execution, delivery and performance by such Shareholder of this Agreement do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Shareholder is a party that has not already been obtained or occurred prior to the Effective Date.

Article V

Term and Termination

Section 5.01      Termination. This Agreement shall terminate upon the earliest of:

(i)         the date that is the five (5) year anniversary of the date of this Agreement (other than with respect to pending claims hereunder, which shall survive until resolved);

7

(ii)        the date on which none of the Shareholders holds any share of LATAM Parent and as to an individual Shareholder, consistent with Section 6.02, when such Shareholder no longer holds any share of LATAM Parent;

(iii)       the occurrence of a Liquidation Event Distribution, but only after the Parties have complied in full with the subordination rights provided for in Article III above;

(iv)       subject to Section 5.02(ii), solely during the Initial Term, the Board is not constituted with five (5) Directors, including the vice-chairman, nominated by the Parent GUC Ad Hoc Group Shareholders; and four (4) Directors, including the chairman, nominated by the Supporting Shareholders, in each case, in accordance with Section 2.02(i), and such failure for the Board to be so constituted in accordance with Section 2.02(i) is not as a result of the Parties selling down their respective Shares; or

(v)        upon the unanimous agreement of the Parties.

Section 5.02      Effect of Termination.

(i)         The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not affect:

    (a)        the existence of LATAM Parent;

    (b)        the rights which any Shareholder may have by operation of law as a Shareholder of LATAM Parent; or

    (c)        the rights contained herein which are intended to survive termination of this Agreement as set forth in Section 5.02(ii) below.

(ii)        The following provisions shall survive the termination of this Agreement: (i) this Section 5.02, (ii) Article III, if a Liquidation Event Distribution has occurred prior to the termination of the Agreement and there are pending distributions after the termination of this Agreement, and (iii) Article VI; provided, however, in the case of the termination event set forth (iv) only, the subordination rights provided for in Article III above shall survive termination of this Agreement for a period of five (5) years from the Effective Date.

Article VI

Miscellaneous

Section 6.01      Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party or Parties incurring such costs and expenses, unless such Parties have agreements with LATAM Parent for the reimbursement thereof, in which case, LATAM Parent shall reimburse such Party or Parties in accordance with such agreements.

Section 6.02      Release of Liability. In the event any Shareholder transfers all of the Shares held by such Shareholder without retaining any interest therein, then such Shareholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date on which such Shareholder ceased to hold Shares.

Section 6.03      Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email of a PDF document (with confirmation of reception) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested. Such communications must be sent to the respective parties at the addresses indicated in Schedule 6.03 (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.03):

8

Section 6.04      Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, restated, supplemented or modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. In the event of any conflict between this Agreement and any governing document of the Company, this Agreement shall prevail in respect of such conflict as among the Parties to the maximum extent permitted by Applicable Law. Without limiting the foregoing, to the fullest extent permitted under applicable law: each Party agrees that (i) the Company’s governing documents shall be construed to give effect to the agreements set forth in this Agreement; (ii) it shall use the rights granted to it under the Company’s governing documents to give effect to the terms set forth in this Agreement; and (iii) it shall not use any of the rights granted to it under the Company’s governing documents or Chilean law in any manner contrary to the terms set forth in this Agreement.

Section 6.05      Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.06     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto agree to negotiate in good faith any modification of this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.07      Entire Agreement. This Agreement, the Registration Rights Agreement and the A&R Bylaws (provided (i) that the A&R Bylaws are not, during the term of this Agreement, amended to be inconsistent with this Agreement and (ii) that if the A&R Bylaws are amended to be inconsistent with this Agreement, that the Shareholders undertake to use reasonable best efforts to amend the A&R Bylaws to rectify the inconsistency) constitute the sole and entire understanding of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and the A&R Bylaws, among the Parties to this Agreement only, this Agreement shall govern over the A&R Bylaws. The Parties shall refrain from proposing or approving amendments to the A&R Bylaws in any manner that is inconsistent with this Agreement.

Section 6.08      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and each of their assigns that have validly entered into a joinder thereto, in accordance with the form of joinder included as Exhibit [2] hereto, provided, that if the selling Party transfers its Shares to an Affiliate, as a condition to such transfer, the applicable Party shall cause such Affiliate to sign a joinder provided, that if the selling Party is a Supporting Shareholder, then such transferred Shares shall remain subject to Section 3.01.

Section 6.09      No Third-party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their assigns that have executed a joinder as indicated in Section 6.08 hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10      Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by a majority of the Shares held by the Parent GUC Ad Hoc Group Shareholders and a majority of the Shares held by the Supporting Shareholders who are a Party to this Shareholders’ Agreement, provided, however, that amendments to this Agreement that are, by their terms, disproportionate and adverse to one or more shareholders require the prior written consent of holders holding a majority of the Shares of LATAM Parent held by all Shareholders so disproportionately and adversely affected; and provided, further, that any amendment that would purport to impose obligations on a particular Shareholder shall only be effective against such Shareholder upon its written consent. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9

Section 6.11      Registration. The Parties agree that a copy of this Agreement shall be deposited with the Company and the existence of this Agreement shall be registered in the shareholders registry of LATAM Parent.

Section 6.12      6.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule; provided, that matters relating to the internal corporate law of LATAM Parent shall be governed by the A&R Bylaws and by the Chilean Corporations Act and its regulations contained under Supreme Decree No. 702 of the Ministry of Finance (Ministerio de Hacienda) of the Republic of Chile.

Section 6.13      Dispute Resolution. The Parties consent and agree that any action to enforce this Agreement or any dispute, whether such disputes arise in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby shall be brought in the courts of the United States of America for the Southern District of New York, or if such courts do not have the necessary jurisdiction, the courts of the State of New York sitting in the Borough of Manhattan, and appellate courts from any thereof (“New York Courts”). The Parties consent to and agree to submit to the exclusive jurisdiction of the New York Courts. Each of the Parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by Applicable Law, any claim that (i) such Party is not personally subject to the jurisdiction of the New York Courts, (ii) such Party and such Party’s property is immune from any legal process issued by the New York Courts or (iii) any litigation or other proceeding commenced in the New York Courts is brought in an inconvenient forum. The Parties hereby agree that mailing of process or other papers in connection with any such action or proceeding to an address provided in writing by the recipient of such mailing, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

Section 6.14      Waiver of Jury Trial. Each Party hereby waives all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute among the Parties under this Agreement, whether in contract, tort or otherwise.

Section 6.15      Injunctive Relief. Each Party hereto acknowledges that the other Parties hereto would be irreparably damaged in the event of a breach or threatened breach by such Party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other Parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction or other equitable relief from a court of competent jurisdiction granting such Parties specific performance by such Party of its obligations under this Agreement or to prevent any breach of any obligation under this Agreement, without need of showing actual damages or that monetary damages would not afford an adequate remedy, and without necessity of posting any bond or other security.

Section 6.16      No Joint Action Agreement. This Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any Shares of LATAM Parent and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, and this Agreement does not constitute an “acuerdo de actuatión conjunta” within the meaning of Article 98 of Chilean Law No. 18,045.

Section 6.17      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.18      Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts, in each instance, reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement, and the purposes and intents thereof.

[SIGNATURE PAGE FOLLOWS]

10

GCM GROSVENOR STRATEGIC CREDIT TRADING, L.P. By: GCM Investments GP, LLC, its General Partner

By:	/s/ Girish S. Kashyap
Name: Girish S. Kashyap
Title: Authorized Signatory
Date: 11/2/2022

GCM GROSVENOR SPECIAL OPPORTUNITIES MASTER FUND, LTD. By: GCM Fiduciary Services, LLC, its Director

By:	/s/ Girish S. Kashyap
Name: Girish S. Kashyap
Title: Authorized Signatory
Date: 11/2/2022

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

MBD 1 Ltd By: Monarch Alternative Capital LP, as advisor

By:	/s/ Michael Weinstock
Name: Michael Weinstock
Title: Chief Executive Officer

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

OPEAK LTD. By: Olympus Peak Asset Management LP, its Investment Manager

By:	/s/ Leah Silverman
Name: Leah Silverman
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

STAR V PARTNERS LLC

By:	/s/ Leah Silverman
Name: Leah Silverman
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Olympus Peak Trade Claims Opportunities Fund I B Ltd. By: Olympus Peak Asset Management LP, its Investment Manager

By:	/s/ Leah Silverman
Name: Leah Silverman
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

OLYMPUS PEAK CAV MASTER LP By: Olympus Peak Asset Management LP, its Investment Manager

By:	/s/ Leah Silverman
Name: Leah Silverman
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

LUMYNA SPECIALIST EVENT ALTERNATIVE FUND

By:	/s/ John Vassallo
Name: John Vassallo
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

THRACIA LLC

By:	/s/ John Vassallo
Name: John Vassallo
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Sculptro Master Fund, Ltd. By: Sculptor Capital LP, its investment manager By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: President and Chief Operating Officer

Status (circle one):
Parent GUC Ad Hoc Group Shareholder

[Signature Page to LATAM Shareholders Agreement]

Sculptor SC II, LP

By: Sculptor Capital II LP, its investment manager
By: Sculptor Capital Holding II LLC, its General Partner
By: Sculptor Capital LP, its Member
By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: President and Chief Operating Officer

Status (circle one):
Parent GUC Ad Hoc Group Shareholder

[Signature Page to LATAM Shareholders Agreement]

Sculptor Credit Opportunities Master Fund, Ltd. By: Sculptor Capital LP, its investment manager By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: President and Chief Operating Officer

Status (circle one):
Parent GUC Ad Hoc Group Shareholder

[Signature Page to LATAM Shareholders Agreement]

Silver Point Distressed Opportunities Fund, L.P. By: Silver Point Distressed Opportunities Management, LLC. As its Investment Manager

By:
Name:
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Silver Point Distressed Opportunities Offshore Master Fund, L.P. By: Silver Point Distressed Opportunities Management, LLC. As its Investment Manager

By:
Name: Stacey Hatch
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Silver Point Distressed Opportunity Institutional Partners, L.P. By: Silver Point Distressed Opportunities Management, LLC. As its Investment Manager

By:
Name: Stacey Hatch
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. By: Silver Point Distressed Opportunities Management, LLC. As its Investment Manager

By:
Name: Stacey Hatch
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Silver Point Luxembourg Platform S.a.r.l.

By:	/s/ illegible
Name:
Title: Manager

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

LAUCA INVESTMENTS, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Ashton Gate S.ar.l.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Strategic Value New Rising Fund L.P. by SVP New Rising Management, solely as its Investment Manager

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Green Pasture S.ar.l.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Grouse Moor S.ar.l.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Meadow Garden S.ar.l.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Wild Heath S.ar.l.

By:	/s/ James Dougherty
Name: James Dougherty
Title: Manager A

By:	/s/ Julien Goffin
Name: Julien Goffin
Title: Manager B

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

THIRD POINT LOAN LLC

By:	/s/ Mendy Haas
Name: Mendy Haas
Title: CFO

Status (circle one):
Parent GUC Ad Hoc Group Shareholder

[Signature Page to LATAM Shareholders Agreement]

Red Pines LLC

By:	/s/ Francisco Milone
Name: Francisco Milone
Title: Vice President

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

BARCLAYS BANK PLC

By:	/s/ Cindy Wong
Name: Cindy Wong
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Citigroup Global Markets Inc.

By:	/s/ David Quinn
Name: David Quinn
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean Aviation Fund I (INTL) Master LP

By:	/s/ Matthew Rymer
Name: Matthew Rymer
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean ESS III Sarl

By:	/s/ Luca Gallinelli
Name: Luca Gallinelli
Title: Authorized Signatory

By:	/s/ Naim Gjonaj
Name: Naim Gjonaj
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean GCDF I SARL

By:	/s/ Luca Gallinelli
Name: Luca Gallinelli
Title: Authorized Signatory

By:	/s/ Naim Gjonaj
Name: Naim Gjonaj
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean Global SIF S.à r.l.

By:	/s/ Luca Gallinelli
Name: Luca Gallinelli
Title: Authorized Signatory

By:	/s/ Naim Gjonaj
Name: Naim Gjonaj
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean Global SIF (H) S.à r.l.

By:	/s/ Luca Gallinelli
Name: Luca Gallinelli
Title: Authorized Signatory

By:	/s/ Naim Gjonaj
Name: Naim Gjonaj
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean GSS Lux Holdings Sarl

By:	/s/ Luca Gallinelli
Name: Luca Gallinelli
Title: Authorized Signatory

By:	/s/ Naim Gjonaj
Name: Naim Gjonaj
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean SIF ESS (K) S.à r.l.

By:	/s/ Luca Gallinelli
Name: Luca Gallinelli
Title: Authorized Signatory

By:	/s/ Naim Gjonaj
Name: Naim Gjonaj
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Cross Ocean USSS Fund I (A) LP

By:	/s/ Matthew Rymer
Name: Matthew Rymer
Title: Authorized Signatory

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ illegible
Name:
Title:

By:	/s/ illegible
Name:
Title:

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

QATAR AIRWAYS INVESTMENTS (UK) LTD.

By:	/s/ Daniel Ho
Name: Danile Ho
Title: Director

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
[Supporting Shareholder]

[Signature Page to LATAM Shareholders Agreement]

Delta Air Lines, Inc.

By:	/s/ Peter W. Carter
Name: Peter W. Carter
Title: Executive Vice President – External Affairs

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

COSTA VERDE AERNÁUTICA S.A.

By:	/s/ Carlos Valletta Grudenschwager
Name: Carlos Valletta Grudenschwager
Title: Director

By:	/s/ Felipe Arrigada Subercaseaux
Name: Felipe Arrigada Subercaseaux
Title: CEO

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

INVERSIONES COSTA VERDE LTDA Y CIA EN COMANDITA POR ACCIONES

By:	/s/ Carlos Valletta Grudenschwager
Name: Carlos Valletta Grudenschwager
Title: Authorized Signatory

By:	/s/ Felipe Arrigada Subercaseaux
Name: Felipe Arrigada Subercaseaux
Title: v

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

COSTA VERDE INVERSIONES FINANCIERAS S.A.

By:	/s/ Carlos Valletta Grudenschwager
Name: Carlos Valletta Grudenschwager
Title: Authorized Signatory

By:	/s/ Felipe Arrigada Subercaseaux
Name: Felipe Arrigada Subercaseaux
Title: v

Status (circle one):
Parent GUC Ad Hoc Group Shareholder
OR
Supporting Shareholder

[Signature Page to LATAM Shareholders Agreement]

Exhibit 1

Form of Power of Attorney

52

PODER ESPECIAL [•] A [REPRESENTANTE DE LOS TENEDORES PREFERENTES]	SPECIAL POWER OF ATTORNEY [•] TO [SENIOR HOLDERS’ REPRESENTATIVE]

En Santiago de Chile, a [•] de [•] de [•], ante mí [•], Abogado, Notario Público de la [•] notaría de Santiago, con oficio en [•], número [•], comuna de [•], ciudad de Santiago, comparecen: don [•], [estado civil], [profesión], cédula de identidad número [•], en representación de [NOMBRE DEL ACCIONISTA SOPORTANTE], rol único tributario número [•] (el “Mandante”), ambos con domicilio en [•]; y [NOMBRE DEL REPRESENTANTE TENEDOR PREFERENTE] ambos con domicilio en [•] (el “Mandatario” y conjuntamente con el Mandante las “Partes”), y exponen:

CLAUSULA PRIMERA: Antecedentes. Con fecha 5 de julio de 2022, se celebró la junta de accionistas de LATAM Airlines Group S.A. (“LATAM” o la “Compañía”), en virtud de la cual se acordó aumentar el capital de LATAM mediante la emisión de 73.809.875.794 nuevas acciones ordinarias de LATAM Matriz (“Nuevas Acciones Ordinarias”), $1.257.002.540 dólares de capital de Nuevos Bonos Convertibles Clase A, $1.372.839 695 dólares de capital de los Nuevos Bonos Convertibles Clase B y $6.863.427.289 dólares de capital de los Nuevos Bonos Convertibles Clase C, los cuales son, en su conjunto, convertibles en 531.991.409.513 acciones ordinarias de LATAM (las “Nuevas Acciones de Respaldo” y, junto con las Nuevas Acciones Ordinarias, las “Nuevas Acciones”).

In Santiago, Chile, this [•] day of [•], before me [•], Attorney at Law, Notary Public of the [•] Notary Office of Santiago, with office at [•], number [•], commune of [•], city of Santiago, appear: Mr. [•], [civil status], [profession], identity card number [•], on behalf of [NAME OF THE SUPPORTING SHAREHOLDER], tax identification number [•] (the “Principal’), both with domicile at [•]; and [NAME OF THE SENIOR HOLDERS’ REPRESENTATIVE] both with domicile at [•], (the “Agent” and together with the Principal the “Parties”), and state the following:

FIRST CLAUSE: Recitals.

On July 5, 2022, the shareholders’ meeting of LATAM Airlines Group S.A. (“LATAM” or the “Company”) was held, by virtue of which the capital of LATAM was increased through the issuance of 73,809,875,794 new ordinary shares of LATAM (“New Ordinary Shares”), $1,257,002,540 in principal amount of New Convertible Notes Class A, $1,372,839,695 in principal amount of New Convertible Notes Class B and $6,863,427,289 in principal amount of New Convertible Notes Class C, which New Convertible Notes are, in the aggregate, convertible into 531,991,409,513 ordinary shares of LATAM Parent (the “New Back-Up Shares” and together with the New Ordinary Shares, collectively, the “New Shares”).

Con fecha 3 de noviembre de 2022, los miembros del grupo ad hoc de acreedores valistas de LATAM individualizados en el Anexo 1, en adelante los “Accionistas del Grupo Ad Hoc”; y Costa Verde Aeronáutica S.A. y Inversiones Costa Verde Ltda. y Cia. en Comandia por Acciones (en adelante y conjuntamente, “Costa Verde”), Delta Air Lines, Inc. (“Delta”), y Qatar Airways Investment (UK) Ltd. (“Qatar”, y conjuntamente con Costa Verde y Delta, los “Accionistas Soportantes”), firmaron un pacto de accionistas, en adelante, el “Pacto”.

On November 3, 2022, the members of the ad hoc group of LATAM claimholders listed on Schedule I attached hereto (each, a “Parent GUC Ad Hoc Group Shareholder” and, together, the “Parent GUC Ad Hoc Group Shareholders”); and Costa Verde Aeronáutica S.A. and Inversiones Costa Verde Ltda. y Cia. en Comandita por Acciones (together, “Costa Verde”), Delta Air Lines, Inc. (“Delta”), and Qatar Airways Investment (UK) Ltd. (“Qatar”, and together with Costa Verde and Delta, the “Supporting Shareholders”, entered into a shareholders' agreement (the “Agreement”).
El Pacto dispone que por un plazo de 5 años contado desde la fecha de celebración del mismo, en caso que ocurra un Evento de Liquidación de LATAM, según dicho término se define en el Pacto, los repartos o distribuciones que correspondan a las Nuevas Acciones de Respaldo entregadas a cambio de los Nuevos Bonos Convertibles Clase B, en la medida en que se ejerza la opción de conversión en virtud de la misma, cuyo titular sea un Accionista Soportante (excluyendo aquellas distribuciones, repartos o derechos a que tengan derecho dichos accionistas en virtud del ejercicio de derechos de suscripción preferente respecto de dichas Nuevas Acciones de Respaldo, de ser el caso) (cada una, una “Distribución por Evento de Liquidación”), a partir de la fecha del Evento de Liquidación de LATAM, estarán subordinados a cualquier Distribución por Evento de Liquidación a que tenga derecho cualquier Nueva Acción entregada a cambio de los Nuevos Bonos Convertibles Clase A o de los Nuevos Bonos Convertibles Clase C que en ese momento posean los Accionistas del Grupo Ad Hoc o sus cesionarios que firmen (o deban firmar) documentos de adhesión al Pacto de conformidad con la sección 6.08 (los “Tenedores Senior”), hasta que los Tenedores Senior hayan recuperado la totalidad del capital representado por sus Nuevas Acciones de conformidad con los Estatutos de LATAM (la “Recuperación Total”).	The Agreement provides that, for a term of 5 years from the date of the Agreement, upon the occurrence of a Liquidation Event of LATAM, as such term is defined under the Agreement, recoveries of, or distributions to, the New Back-Up Shares held by the Supporting Shareholders (excluding distributions, recoveries, rights, or other treatment received pursuant to the exercise of preemptive rights, if any, on account of such New Back-Up Shares) (each, a “Liquidation Event Distribution”), delivered in exchange for the New Convertible Notes Class B, to the extent the conversion option thereunder is exercised, as of the date of the Liquidation Event of LATAM shall be subordinated and junior to any Liquidation Event Distribution to any New Shares delivered in exchange for the New Convertible Notes Class A or New Convertible Notes Class C then held by the Parent GUC Ad Hoc Group Shareholders or their assignees who sign (or are required to sign) joinders in accordance with Section 6.08 (the “Senior Holders”), until the Senior Holders have recovered the entire amount of the capital represented by their New Shares pursuant to the bylaws of LATAM (the “Full Recovery”).

53

Además, el Pacto señalaba que en la medida que fuese necesario bajo la Ley Aplicable (tal como se define en el Acuerdo) para hacer efectivos los términos indicados anteriormente, los Accionistas Soportantes se obligaban irrevocablemente a otorgar un poder a los Tenedores Senior, tan amplio como en derecho sea necesario, en relación a los derechos de los Accionistas Soportantes en relación con su participación subordinada a dichos Tenedores Senior, siguiendo el formato de poder adjunto como Anexo 1 al Pacto, de manera tal que dichos Tenedores Senior puedan retener cualquier distribución o reparto que de otra forma hubiese tenido a derecho a recibir el Accionista Soportante, hasta que los Tenedores senior hayan recibido la Recuperación Total.

[Con fecha [*] los Tenedores Senior designaron como su representante común a [*], en adelante el “Representante de los Tenedores Preferentes”][TBD]

CLAUSULA SEGUNDA: Objeto.

El Mandante otorga un mandato irrevocable (el “Mandato”) en los términos del artículo 241 del Código de Comercio, al Representante de los Tenedores Preferentes, para que en el evento en que ocurra un Evento de Liquidación de LATAM, el Representante de los Tenedores Senior pueda:

/i/ retener cualquier distribución o reparto que tenga derecho a recibir el Mandante; y

In addition, the Agreement provided that, to the extent necessary under Applicable Law (as defined under the Agreement) to effectuate the terms indicated above, the Supporting Shareholders further agreed and irrevocably undertook to grant full authority, discretion and power of attorney over their respective pro rata rights to a Liquidation Event Distribution under Applicable Law and relating to their subordinated interests to such other applicable Senior Holders, in the form of a form of power of attorney to be attached as Exhibit [1] thereto, and such Senior Holders shall retain any distribution or recovery that would otherwise have been received by the Supporting Shareholders, until the Senior Holders have received Full Recovery.

Dated as of [*], the Senior Holders appointed a common representative, hereinafter the “Senior Holders Representative”

SECOND CLAUSE: Purpose of this Agreement.

The Principal hereby grants a special and irrevocable power of attorney (the “Power of Attorney”), under the terms of article 241 of the Code of Commerce, to the Senior Holders´ Representative, so that in the event of a Liquidation Event of LATAM, the latter, may:

/i/ retain any recovery or distribution that the Principal is entitled to receive; and

/ii/ entregar y pagar a los Tenedores Senior los montos o bienes que perciba con motivo de dichas distribuciones o repartos, en virtud de la preferencia establecida en el Artículo III del Pacto, hasta que los Tenedores Senior hayan percibido la Recuperación Total.

CLAUSULA TERCERA: Sucesores y Cesionarios.

El presente Mandato será vinculante para el Accionista Soportante y sus respectivos sucesores y cesionarios.

CLAUSULA CUARTA: Mandato Irrevocable.

Se deja constancia además de que el Mandato es irrevocable en los términos del artículo 241 del Código de Comercio, por interesarle su ejecución al Mandatario y a terceros.

CLAUSULA QUINTA: Mandato no Remunerado.

El presente Mandato no será remunerado.

CLAUSULA SEXTA: Vigencia.

El Mandato se otorga en cumplimiento del Pacto y como consecuencia de haber ocurrido un Evento de Liquidación de LATAM, y en consecuencia, se mantendrá vigente hasta lo que ocurra primero entre: (i) la fecha en que LATAM termine el proceso de liquidación asociado a un Evento de Liquidación de LATAM y ya no existan repartos o distribuciones que realizar a los accionistas; o (ii) la fecha en que los Tenedores Senior hayan recibido repartos o distribuciones suficientes para alcanzar una Recuperación Total.

/ii/ deliver and pay to the Senior Holders the amounts or assets received as a result of said recoveries or distributions, pursuant to the preference established in Article III of the Agreement, until the Senior Holders have received the Full Recovery.

THIRD CLAUSE: Successors and Assigns.

This Power of Attorney shall be binding on the Supporting Shareholder and its respective successors and assigns.

FOURTH CLAUSE: Irrevocable

It is also stated that this Power of Attorney is irrevocable under the terms of article 241 of the Commercial Code, as the Agent and third parties are interested in its execution.

FIFTH CLAUSE: No Fees.

This power of attorney shall not give the Agent the right to receive any fees or any compensation whatsoever.

SIXTH CLAUSE: Term.

The Power of Attorney is granted in compliance with the Agreement and upon the occurrence of an Event of Liquidation of LATAM, and consequently, it will remain in full force and effect until the earlier of: (i) the date on which LATAM completes the liquidation process associated with an Event of Liquidation of LATAM and there are no longer any recoveries or distributions to be made to shareholders in general; or (ii) the date on which the Senior Holders have received

54

CLAUSULA SEPTIMA: Ley Aplicable y solución de controversias.

El presente Mandato se regirá por la ley chilena y cualquier disputa que surja entre Mandante y Mandatario respecto de la aplicación, interpretación, duración, validez o ejecución de este Mandato, será sometida a arbitraje, conforme al Reglamento Procesal de Arbitraje del Centro de Arbitraje y Mediación (CAM) de la Cámara de Comercio de Santiago (CCS), vigente al momento de solicitarlo.

Las partes confieren poder especial irrevocable a la Cámara de Comercio de Santiago A.G. (CCS), para que, a petición escrita de cualquiera de ellas, designe a un árbitro arbitrador en cuanto al procedimiento y de derecho en cuanto al fallo, de entre los integrantes del cuerpo arbitral del CAM Santiago.

En contra de las resoluciones del árbitro no procederá recurso alguno. El árbitro queda especialmente facultado para resolver todo asunto relacionado con su competencia y/o jurisdicción.

SEVENTH CLAUSE: Governing Law. Dispute Resolution.

This Power of Attorney shall be governed by Chilean law and any difficulty or controversy which arises between Principal and Agent regarding the application, interpretation, duration, validity or execution of this Power of Attorney shall be submitted to arbitration, in line with the Arbitration and Mediation Procedure (AMP) Rules of the Santiago Chamber of Commerce (CCS), enforced at the time of the request.

The parties confer an irrevocable special power to the Santiago Chamber of Commerce A.G. (CCS), so that, at the written request of any of them, it designates an arbiter of law from among the members of the arbitration body of the CAM Santiago.

There will be no appeal against the decisions of the arbitrator. The latter is specially empowered to resolve any matter related to his/her competence and/or jurisdiction.

55

Exhibit 2

Form of Joinder

This joinder agreement (this “Joinder Agreement”) to the Shareholders Agreement, dated [November 3, 2022] (as amended, supplemented or otherwise modified from time to time, the “Shareholders Agreement”), between Parent GUC Ad Hoc Group Shareholders and Supporting Shareholders is executed and delivered as of [•] by the holder of Shares whose signature page is appended hereto (the “Joining Shareholder”). Each capitalized term used but not defined herein shall have the meaning set forth in the Shareholders Agreement.

(a)       Agreement to be Bound. Each Joining Shareholder hereby agrees to be bound by all of the terms of the Shareholders Agreement, as a Parent GUC Ad Hoc Group Shareholder or Supporting Shareholder, as specified below for all purposes under the Shareholders Agreement.

(b)       Representations and Warranties. Joining Shareholder represents and warrants to the other Parties that, as of the date hereof, it has all requisite corporate, partnership, limited liability company or similar authority to execute and enter into this Joinder Agreement. Each Joining Shareholder hereby makes, solely as to itself, the representations and warranties given by Parties set forth in Article IV of the Shareholders Agreement to the other Parties as of the date of this Joinder Agreement.

(c)       Entire Agreement; Prior Negotiations. Each Joining Shareholder hereby agrees that this Joinder Agreement and the Shareholders Agreement (including the exhibits and schedules of and the documents and instruments referred to in the Shareholders Agreement) constitutes the entire agreement of such Joining Shareholder regarding the subject matter thereof and supersedes all prior agreements, arrangements or understandings, whether written or oral, by any such Joining Shareholder and any other Parties with respect to the subject matter of the Shareholders Agreement. Consistent with Section 6.16 of the Shareholders Agreement, neither the Joinder Agreement nor the Shareholders Agreement, individually or collectively, constitute a “joint action agreement”.

(d)       Governing Law and Related Matters. Article VI of the Shareholders Agreement is incorporated herein mutatis mutandis.

[Signature Page Follows]

56

[JOINING SHAREHOLDER]

By:
Name:
Title:

Notice Information [Address]

[Email address]

[Attention to:]

Shares:
Status (circle one):
Parent GUC Ad Hoc Group Shareholder OR
Supporting Shareholder

Schedule I

List of Parent GUC Ad Hoc Group Shareholders:

● [NAME] ● [NAME]	● [NAME] ● [NAME]

Schedule 6.03

Notice Addresses

Party	Notice Address
[INSERT]	[INSERT]